UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2020

ICHOR HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-37961	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3185 Laurelview Ct.

Fremont, California 94538

(Address of principal executive offices, including Zip Code)

(510) 897-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001	ICHR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§ 240.12b‑2 of this chapter).

Emerging Growth Company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.07   Submission of Matters to a Vote of Security Holders

On May 12, 2020, Ichor Holdings, Ltd. (the “Company”) held its annual general meeting of shareholders in Fremont, California. A total of 20,836,195 outstanding ordinary shares were represented by proxy at the annual meeting. The final voting results for each of the items submitted to a shareholder vote at the annual meeting are set forth below.

1.

To elect Laura Black, Iain MacKenzie, and Thomas Rohrs, Class I directors, to hold office in accordance with the terms of the Company’s amended and restated memorandum and articles of association until the Company’s annual general meeting to be held in 2023 or until their respective successors are duly elected and qualified:

Director Nominee	For	Withhold	Broker Non-Votes
Laura Black	18,684,916	485,164	1,666,115
Iain MacKenzie	18,683,897	486,183	1,666,115
Thomas Rohrs	17,566,710	1,603,370	1,666,115

2.	The ratification of the appointment of KPMG LLP as independent public accounting firm for the fiscal year ending December 25, 2020:

For	Against	Abstain
20,321,064	195,062	320,069

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICHOR HOLDINGS, LTD.

Date: May 13, 2020	/s/ Larry J. Sparks
Name: Larry J. Sparks
Title: Chief Financial Officer